Exhibit 10.5

Erickson Air-Crane Incorporated

Form of Restricted Stock Agreement

This Agreement is made and entered into as of                                  , 20       by and between Erickson Air-Crane Incorporated, a Delaware corporation (the “Company”), and                                                                (the “Recipient”).

1.                                      Award of Restricted Stock.  Effective as       , the Company hereby awards to Recipient          shares of the Company’s fully paid and nonassessable Common Stock as a restricted stock grant (the “Restricted Stock”).  All of the Restricted Stock is subject to the length of service restrictions set forth in Section 2 and to the restrictions, terms, and conditions of the Company’s 2011 Stock Incentive Plan (the “Plan”), a copy of which has been made available to Recipient.

2.                                      Length of Service Restrictions.  All of the Restricted Stock are initially subject to forfeiture to the Company.  All or a portion of the Restricted Stock will be automatically forfeited to the Company if Recipient’s employment by the Company terminates for any reason, including retirement and termination with or without cause, as follows:

Employment Termination Prior To	Portion of Restricted Stock Subject to Forfeiture
%
%
%

For purposes of this Agreement, a person is considered to be employed by the Company if the person is employed by any entity that is either the Company or a parent or subsidiary of the Company.

3.                                      Share Issuance and Dividends; No Transfers.  Restricted Stock shall be issued as soon as practicable after the effective date of this Agreement in the name of Recipient and may be certificated or uncertificated. To facilitate the cancellation of Restricted Stock upon forfeiture, Recipient shall execute a stock power upon request, endorsed in blank, covering all Restricted Stock and deliver it to the Company.  The Company or its designee shall hold certificates, if any, and corresponding stock powers until the possibility of forfeiture has lapsed.  Upon the lapse of forfeiture restrictions with respect to all or a portion of the Restricted Stock, such shares shall be delivered to the registered owner as soon as practicable, subject to any applicable withholding.  If forfeiture occurs, the Company shall promptly cancel the certificates covering the forfeited shares, if any, and otherwise record the forfeiture in its stock ledger.  While the shares of Restricted Stock are subject to forfeiture, Recipient is entitled to receive cash dividends declared on the Restricted Stock, if any, and may exercise voting and other shareholder rights.  The Company or its designee shall also hold shares issued for any stock dividends in accordance with this section.  If forfeiture occurs, Recipient shall have no right to receive retained stock dividends with respect to Restricted Stock that is forfeited.  No interest in any Restricted Stock may be transferred voluntarily or by operation of law until the possibility of forfeiture lapses.  Recipient is the registered owner of each certificate delivered by the Company pursuant to this section.  However, if Recipient is not living, the registered owner of the shares delivered by the Company pursuant to this section will be the person or persons establishing rights of ownership by will or under the laws of descent and distribution.

4.                                      Taxes.  Recipient is advised that any income recognized as a result of receiving the Restricted Stock will be treated as ordinary compensation income subject to federal, state, and local income, employment, and other tax withholding. Recipient is advised that if he or she makes an election under Section 83(b) of the Internal Revenue Code of 1986 with respect to the Restricted Stock, Recipient will recognize ordinary compensation income at the time of the Restricted Stock award in an amount equal to the fair market value of the Restricted Stock on that date. If Recipient does not make a Section 83(b) election, Recipient will recognize ordinary compensation income (a) at the time or times any portion of the Restricted Stock vests in accordance with Section 2 of this Agreement, in an amount equal to the fair market value of that Restricted Stock on the vesting date, and (b) in connection with the payment of any cash dividends on the Restricted Stock while the Restricted Stock is unvested.  Before making a Section 83(b) election, Recipient shall pay to the Company the amount necessary to satisfy all applicable federal, state, and local tax withholding requirements arising in connection with the election.  Before or concurrently with vesting of Restricted Stock, Recipient shall pay to the Company the amount necessary to satisfy all applicable federal, state, and local tax withholding requirements arising in connection the vesting.  Recipient shall pay these amounts in cash or, at the election of Recipient, by surrendering to the Company for cancellation (y) Restricted Stock (except in the case of withholding due in connection with a Section 83(b) election) or (z) other shares of the Company’s Common Stock held for at least six months, in each case valued at the then market price of the Company’s Common Stock.  If additional withholding becomes required beyond any amount paid before delivery of the certificates representing the Restricted Stock, Recipient shall pay that amount to the Company upon demand.  If shareholder fails to pay any amount demanded, the Company will have the right to withhold that amount from other amounts payable by the Company to Recipient, including salary, subject to applicable law.  Recipient is advised that to be valid a Section 83(b) election must be filed with the Internal Revenue Service within 30 days of the date of the Restricted Stock award, a copy of the election must be provided to the Company, and a copy of the election must be attached to Recipient’s federal (and possibly state) income tax return for the year of the election.  Recipient acknowledges that if he or she chooses to make a Section 83(b) election, it is Recipient’s sole responsibility, and not the Company’s, to make a valid and timely election.  Recipient is encouraged to consult Recipient’s personal tax advisor regarding the advisability of making a Section 83(b) election with respect to the Restricted Stock.

IRS Circular 230 notice:  Any tax advice contained herein is not intended or written to be used, and cannot be used, by Recipient or any other person (i) in promoting, marketing or recommending any transaction, plan or arrangement or (ii) for the purpose of avoiding penalties that may be imposed under federal tax law.

5.                                      Additional Common Stock of the Company.  If, during the period when any of the Restricted Stock is subject to forfeiture, the outstanding Common Stock is increased as a result of a stock dividend or stock split, the restrictions and other provisions of this Agreement shall apply to any such additional shares that are issued in respect of any Restricted Stock to the same extent as those restrictions and other provisions apply to the Restricted Stock.

6.                                      Restrictive Legend; Stop Transfer. Certificates for shares issued under this Agreement may bear the following legend:

“The shares represented by this certificate are subject to a Restricted Stock Agreement between the registered owner and Erickson Air-Crane Incorporated materially restricting the transferability of the shares.  A copy of the agreement is on file with the Secretary of Erickson Air-Crane Incorporated.”

If shares of Restricted Stock are uncertificated, the Company may issue a stop transfer order with respect to, or otherwise make adequate provision to restrict the transferability of, the Restricted Stock.

7.                                      Not a Contract of Employment. Nothing in the Plan or this Agreement shall confer upon Recipient any right to be continued in the employment of the Company or any parent or subsidiary of the Company, or to interfere in any way with the right of the Company or any parent or subsidiary by whom Recipient is employed to terminate Recipient’s employment at any time or for any reason, with or without cause, or to decrease Recipient’s compensation or benefits.

8.                                      Entire Agreement; Amendment.  This Agreement constitutes the entire agreement of the parties with regard to the subjects hereof and supersedes all prior agreements, understandings and arrangements, oral and written, between the parties with respect to the subject matter hereof.  This Agreement may be amended only by written agreement between the Company and Recipient.

9.                                      Interpretation of the Plan and the Agreement.  The Company’s Board of Directors or a committee thereof has the sole authority to interpret the provisions of this Agreement and the Plan and all determinations by it are final and conclusive.

10.                               Notices.  Any notice, demand, request, waiver and other communications required or permitted under this Agreement shall be in writing and shall be deemed given to a party when (a) actually received by the party, (b) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (c) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment; or (d) received or rejected by the addressee, if sent by certified mail, return receipt requested. Communications to the Company shall be addressed to Erickson Air-Crane Incorporated, Attn. Corporate Secretary, at its principal executive offices.  Communications to Recipient shall be to the address of Recipient in the Company’s records, or at such other address as such party may designate by ten days’ advance written notice to the other party.  Recipient consents to the electronic delivery of any prospectus and any other documents relating to this award in lieu of mailing or other form of delivery.

11.                               Rights and Benefits.  The rights and benefits of this Agreement shall inure to the benefit of and be enforceable by the Company’s successors and assigns and, subject to the restrictions on transfer of this Agreement, be binding upon Recipient’s heirs, executors, administrators, successors, and assigns.

12.                               Further Action.  The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

13.                               Applicable Law.  The terms and conditions of this Agreement shall be governed by the laws of the State of Oregon, without regard to its conflicts of law provisions.

14.                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.

(Signature page follows.)

The Company:	ERICKSON AIR-CRANE INCORPORATED

By:

Name:

Title:

	Address:	5550 SW Macadam Avenue, Suite 200 Portland, OR 97239

Recipient:

Name:

Address:

AGREEMENT AND STOCK ASSIGNMENT

FOR VALUE RECEIVED, the undersigned sells, assigns, and transfers to Erickson Air-Crane Incorporated (the “Company”)              shares of Common Stock (the “Shares”) of the Company standing in the name of the undersigned on the books of the Company, which Shares are subject to a Restricted Stock Agreement dated                                    , 20       and irrevocably constitutes and appoints Charles Ryan attorney to transfer the Shares on the books of the Company with full power of substitution.

The undersigned hereby agrees to the terms of the Restricted Stock Agreement and agrees that the undersigned’s signature below constitutes his signature to the Restricted Stock Agreement and that this Agreement and Stock Assignment may be affixed thereto.

Dated:                                      , 20

(Print Name)